Exhibit 2.2

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

         This First Amendment to Asset Purchase Agreement (the "Amendment") entered into on March 30, 2004, by, between and among May and Scofield, LLC, a Michigan limited liability company ("Buyer 1"), M&S Ohio Real Estate Holdings LLC, a Michigan limited liability company and a wholly-owned subsidiary of Buyer 1 ("Buyer 2," and together with Buyer 1, the "Buyer"), Strydel, Inc., an Ohio corporation (the "Seller"), and The Ohio Art Company, an Ohio corporation (the "Seller's Stockholder"). Buyer, Seller and Seller's Stockholder are referred to collectively herein as the "Parties."

         The Parties executed an Asset Purchase Agreement dated November 29, 2004 (the "Agreement") that contemplates a transaction in which Buyer will purchase all of the Acquired Assets (as defined in the Agreement) in return for the consideration and on the terms set forth in the Agreement.

         The Parties desire to amend the Agreement as set forth in this Amendment.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1. The definition of "Acquired Assets" set forth in the Agreement is hereby amended by adding to clause (xiii) of said definition (identifying an excluded asset from the definition of Acquired Assets), the following:

         "and any and all assets of Seller listed on Schedule 1 to the Amendment."

2. The first sentence of Section 2(d) of the Agreement is hereby amended and restated in its entirety to read and provide as follows:

                  "(d) Purchase Price. Buyer agrees to pay to Seller at the Closing in immediately available funds One Million Six Hundred Fifty Thousand Three Hundred Forty-Five Dollars ($1,650,345.00) (the "Purchase Price") plus the Inventory Amount and the Prepaid Tooling Amount."

3. Section 2(e) of the Agreement is hereby amended and restated in its entirety to read and provide as follows:

                  "(e) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Seller at One Toy Street, Bryan, Ohio 43506, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) (the "Closing Date"); provided, however, that the Closing Date shall be no later than April 4, 2005 unless the Parties mutually agree in writing to extend the Closing Date. The effective time ("Effective Time") shall be at 5:00 p.m. Eastern Standard Time on the Closing Date."

4. Exhibit F to the Agreement is hereby amended and restated in its entirety to read and provide as follows:

                                   "EXHIBIT F

                            ASSET ALLOCATION SCHEDULE

         DESCRIPTION OF ACQUIRED ASSET                 ASSIGNED VALUE

         Real Property                                 $1,450,000

         Machinery and Equipment                       $   200,345

         Inventory                                     Value of  Inventory  Amount as  described  in Section 2(d) of the Purchase Agreement

         Prepaid Tooling                               Value of the Prepaid  Tooling  Amount as described in Section
                                                       2(d) of the Purchase Agreement"

4. This Amendment amends the Agreement and all provisions of the Agreement not expressly amended by this Amendment shall remain unchanged and in full force and effect.

5. This Amendment may be executed in two or more counterpart, each of which shall be deemed an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

6. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio.




                      [THIS SPACE INTENTIONALLY LEFT BLANK]



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


IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the date first above written.

BUYER 1:

May and Scofield, LLC

By:      /s/ W. Richard Scofield
         -----------------------------------
Name:    W. Richard Scofield
         -----------------------------------
Title:   President
         -----------------------------------


BUYER 2:

M&S Ohio Real Estate Holdings, LLC


By:      /s/ Dennis H. Nystrom
         -----------------------------------
Name:    Dennis H. Nystrom
         -----------------------------------
Title:   Manager
         -----------------------------------

SELLER:

Strydel, Inc.

By:      /s/ William C. Killgallon
         -----------------------------------
Name:    William C. Killgallon
         -----------------------------------
Title:   Chairman
         -----------------------------------

SELLER'S STOCKHOLDER:

The Ohio Art Company

By:      /s/ William C. Killgallon
         -----------------------------------
Name:    William C. Killgallon
         -----------------------------------
Title:   Chairman
         -----------------------------------



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